         As filed with the Securities and Exchange Commission on August 25, 1997

                                                      Registration No. 333-25811



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             DI  INDUSTRIES,  INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                             1381                             74-2144774
     (State or other jurisdiction       (PrimaryStandardIndustrial               (I.R.S. Employer
 of incorporation or organization)      Classification CodeNumber)              Identification No.)

                        10370 RICHMOND AVENUE, SUITE 600
                           HOUSTON, TEXAS 77042-4136
                                  713-435-6100
                  (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                                T. SCOTT O'KEEFE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              DI INDUSTRIES, INC.
                        10370 RICHMOND AVENUE, SUITE 600
                           HOUSTON, TEXAS 77042-4136
                                  713-435-6100
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                With copies to:

           Nick D. Nicholas                                                       John A. Watson
        Porter & Hedges, L.L.P.                                             Fulbright & Jaworski L.L.P.
       700 Louisiana, 35th Floor                                             1301 McKinney, Suite 5100
       Houston, Texas 77002-2370                                             Houston, Texas 77010-3095
       Telephone: (713) 226-0637                                             Telephone: (713) 651-5151
      Telecopier: (713) 226-0237                                            Telecopier: (713) 651-5246



         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: N/A


         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         DI Industries, Inc., a Texas corporation (the "Company"), registered 19,090,910 shares of its common stock, par value $.10 per share (the "Common Stock"), on Registration Statement on Form S-4 No. 333-25811 (the "Registration Statement") to be issued as consideration for its acquisition of Grey Wolf Drilling Company, a Texas corporation ("Grey Wolf"), through the merger (the "Merger") of Grey Wolf with and into Drillers, Inc., a Texas corporation and wholly- owned subsidiary of the Company, pursuant to a Plan and Agreement of Merger dated March 7, 1997 (the "Merger Agreement"). The number of shares of Common Stock registered under the Registration Statement contemplated a variable exchange ratio, which, when calculated at the effective date of the Merger, resulted in the necessity to issue fewer shares than were initially registered. A total of 13,999,957 shares were issued under to the Merger Agreement. Pursuant to the undertaking given by the Company in the Registration Statement in accordance with Item 512(a)(3) of Regulation S-K, the Company hereby removes the remaining 5,090,953 shares from registration, which represents the number of shares registered less the number issued in the Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 22, 1997.

                                          DI INDUSTRIES, INC.


                                              /s/ T. SCOTT O'KEEFE
                                          -------------------------------
                                                  T. Scott O'Keefe,
                                             Senior Vice President and
                                              Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 1997.


                  SIGNATURE                                                TITLE

              /s/ THOMAS P. RICHARDS*                                      President and
-----------------------------------------------------                 Chief Executive Officer
                  Thomas P. Richards

                 /s/ T. SCOTT O'KEEFE                                  Senior Vice President
-----------------------------------------------------               and Chief Financial Officer
                   T. Scott O'Keefe

                                                                             Director
-----------------------------------------------------
                  William T. Donovan

                /s/ DAVID W. WEHLMANN*                                 Vice President and Controller
-----------------------------------------------------
                  David W. Wehlmann

                 /s/ LUCIEN FLOURNOY*                                        Director
-----------------------------------------------------
                   Lucien Flournoy

                 /s/  PETER M. HOLT*                                         Director
-----------------------------------------------------
                    Peter M. Holt

                                                                             Director
-----------------------------------------------------
                  James K.B. Nelson

               /s/ ROY T. OLIVER, JR.*                                       Director
-----------------------------------------------------
                  Roy T. Oliver, Jr.

                    /s/ IVAR SIEM*                                     Chairman of the Board
-----------------------------------------------------                       and Director
                      Ivar Siem

                /s/ STEVEN A. WEBSTER*                                       Director
-----------------------------------------------------
                  Steven A. Webster

                /s/ WILLIAM R. ZIEGLER*                                 Vice Chairman of the
-----------------------------------------------------                    Board and Director
                  William R. Ziegler


                          *               /s/ T. SCOTT O'KEEFE
                          ---------------------------------------------------------
                                              T. Scott O'Keefe
                                            (As Attorney-in-Fact)